Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: www.nvsos.gov



    ARTICLES OF INCORPORATION
      (PURSUANT TO NRS 78)



                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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
1. Name of
   Corporation:               AMPERICO CORP.

2. Registered Agent           [X] Commercial Registered Agent    Incorp Services, Inc.
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                  (if different from street address)


3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $.001        without par value: 0
   authorized
   to issue)


4. Names & Addresses,         1. Alex Norton
   of Board of                   Name
   Directors/Trustees:           2360 Corporate Circle Suite 400    Henderson       NV        89074-7722
   (attach additional page       Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          Any Legal Purpose

6. Names, Address             Alex Norton                                           /s/ Alex Norton
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    2360 Corporate Circle Suite 400       Henderson       NV        89074-7722
   if there is more than 1    Address                                City          State       Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ D L                                                         December 19, 2011
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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